Exhibit 4.8

PLEDGE OF SHARES



over the shares in Kronos Denmark ApS

by

Kronos International, Inc.
as pledgor

in favour of

U.S. Bank, N.A,
as secured party









Dated 28 June 2002




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CONTENTS

1.       Background........................................................1
2.       Definitions.......................................................1
3.       Pledge............................................................2
4.       Perfection........................................................3
5.       Continuing Security...............................................4
6.       Enforcement.......................................................5
7.       Representations...................................................6
8.       Undertakings......................................................8
9.       Costs.............................................................9
10.      Miscellaneous.....................................................9
11.      Assignment.......................................................10
12.      Law and Jurisdiction.............................................11

Schedule 1: Acknowledgement from Kronos Denmark ApS.


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PLEDGE OF SHARES



This pledge agreement (the "Pledge Agreement") is made on 28 June 2002 by:

(1) Kronos International, Inc. (the "Pledgor") a company incorporated in Delaware, United States and registered address at Peschstrasse 5, D-51373 Leverkusen, Germany,

         in favour of

(2) U.S. Bank, N.A., with address at 555 Southwest Oak Street, Plaza Level 6, Portland, Oregon, USA and its successors and assigns, as the secured party (the "Secured Party").

1.   Background


1.1 The Indenture. By an Indenture (the "Indenture ") to be dated on or about 28 June 2002 and made between the Pledgor as issuer (in such capacity, the "Issuer") and The Bank of New York as trustee (the "Trustee"), the parties thereto have made certain agreements relating to the Issuer's Notes (as defined in the Indenture) and the Issuer has undertaken to the Secured Party being a creditor in its own right to pay to the Secured Party an aggregate principal amount of up to EUR 285,000,000 on the terms and conditions set forth in the Indenture.

1.2 Pledge Agreement. According to the terms of the Indenture, the Pledgor shall execute, deliver and perfect this Pledge Agreement.

2.       Definitions


2.1 Defined terms. In this Pledge Agreement, unless the context otherwise requires:

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         "Collateral  Agency  Agreement"  means the collateral  agency agreement dated 28 June 2002 between the Trustee and the Secured Party, as collateral agent, and acknowledged by the Company.

         "Company" means Kronos Denmark ApS, a Danish company with CVR no. 24 24 27 81 and registered address at Hanne Nielsens Vej 10, DK-2840 Holte, Denmark with a nominal share capital of DKK 1,000,000;

         "Secured Obligations" means the actual, contingent, present and/or future obligations and liabilities of the Pledgor from time to time to the Secured Party under or pursuant to the Indenture;

         "Share Benefits" means any and all income, benefits, dividends, distributions, liquidation proceeds, bonus shares, warrants, options, subscription rights, convertibles and other rights, privileges and benefits arising out of or in connection with the Shares (whether by way of redemption, bonus, preference, option rights, substitution, exchange or otherwise); and

         "Shares" means the share nos. 1-6,500 equal to 65% of the shares of capital in the Company with an aggregate nominal value of DKK 650,000 held by the Pledgor.

2.2 Headings. In this Pledge Agreement clause headings are for ease of reference only.


3.       Pledge


3.1 Pledge. As security for the Secured Obligations, the Pledgor hereby pledges, assigns and transfers as security with senior priority to the Secured Party all its right, title and interest in and to the Shares and the Share Benefits.

3.2 Voting rights. The pledge as set forth in Clause 3.1 shall include all voting rights associated with the Shares, provided however that until the Pledgor has received written notice from the Secured Party that it


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         will  exercise  said rights,  the Pledgor has the right to exercise the voting rights on the Shares. The Secured Party shall only be entitled to give such notice, provided that an event of default has occurred and is continuing under the Indenture.


3.3 Share Benefits. Any and all Share Benefits shall upon the Secured Party's request be paid to an account in the name of the Secured Party and if a Share Benefit does not arise as monies, such Share Benefit shall be transferred or delivered to Secured Party. As long as no event of default has occurred and is continuing under the Indenture, the Pledgor shall be entitled to receive payments of dividend from the Company.


3.4 Future Secured Party. If the Secured Party is replaced as a creditor under the Indenture and as collateral agent under the Collateral Agency Agreement by a new collateral agent assuming the rights and obligations of the Secured Party under the Indenture and the Collateral Agency Agreement, such new collateral agent shall become a new Secured Party under this Pledge Agreement.

4.       Perfection


4.1 Perfection of pledge of Shares. The Pledgor shall ensure that as soon as possible after the execution of this Pledge Agreement:


         (a) the Company is notified of the Pledge Agreement and signs the acknowledgement attached as Schedule 1 to this Pledge Agreement; and

         (b) the Secured Party receives a certified copy of the shareholders register of the Company in which the name of the Secured Party has been duly recorded.

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5.       Continuing Security


5.1 Effective date. This Pledge Agreement shall be effective as of the date hereof and shall continue in effect until earlier of (i) all Secured Obligations have been fully discharged, or (ii) this Pledge Agreement is permitted to be released pursuant to the terms of the Indenture.


5.2 No discharge. This Pledge Agreement will not be discharged or affected by: (a) any invalidity, unenforceability, release, amendment, supplement, neglect to perfect or enforce, assignment or novation of the Indenture or any other document, (b) any time, waiver or consent granted to the Pledgor or any other person, (c) any incapacity, change or insolvency proceedings in respect of the Pledgor, the Secured Party, the Trustee or any other person, (d) any other act or omission of any kind by any of the Pledgor, the Company, the Secured Party, the Trustee or any other person or any other circumstances whatsoever which might constitute a legal or equitable discharge of the Pledgor, it being the intention of the Pledgor that the pledge set out herein shall be absolute and unconditional in any and all circumstances.


5.3 Further Assurances. The Pledgor agrees that at any time and from time to time upon the written request of the Secured Party, the Pledgor will execute and deliver such further documents and do such further acts and things as the Secured Party may reasonably request consistent with the provisions hereof in order to effect the purposes of this Pledge Agreement.

5.4 Confirmation of release of security. The Secured Party undertakes at the time this Pledge Agreement is no longer effective pursuant to Clause 5.1 to confirm to the Company that the security interest under this Pledge Agreement has been released.

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6.       Enforcement


6.1 Remedies. If an event of default under the Indenture has occurred and is continuing, the Secured Party will have the right to (subject to and in accordance with applicable mandatory law):


         (a) enforce any and all of the rights of the Secured Party under this Pledge Agreement and any statutory or other rights under the Danish Administration of Justice Act ("Retsplejeloven") and any other relevant rules or regulations; and/or

         (b) exercise any or all rights relating to the Shares and Share Benefits including but not limited to voting rights on behalf and in the name of the Pledgor; and/or

         (c)   collect and receive any or all Share Benefits; and/or

         (d) sell, transfer or assign the Shares and Share Benefits or part thereof, by way of private or public auction or contract at a price which in the reasonable opinion of the Secured Party is the best obtainable in the circumstances.

6.2 Power of attorney. The Pledgor irrevocably appoints the Secured Party as its attorney with full power to act for the Pledgor and in its name and on its behalf:


         (a) to execute, sign or register and do all such acts and things which the Pledgor is required to do and fails to do under this Pledge Agreement;

         (b) upon the occurrence and during the continuance of an Event of Default, to exercise any and all of its rights as shareholder in the Company relating to the Shares and the Share Benefits,


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               including  without  limitation  exercising  the voting rights and transferring title to the Shares and Share Benefits to a third party; and

         (c) to take any steps the Secured Party deems expedient or reasonable to ensure the continued effectiveness of the security interest in the Shares and the Share Benefits as contemplated in Section 5.3.

6.3 Application of Monies. All monies received by the Secured Party under this Pledge Agreement shall be applied by the Secured Party in or towards payment of the Secured Obligations.


6.4 No Subrogation. The Pledgor shall have no right to subrogate, wholly or partly, in any security provided to the Secured Party in relation to the Indenture or in any other way until all of the Secured Obligations have been fully and finally satisfied.


6.5 Statutory Rights. Clause 6 shall not limit or reduce the statutory rights or any other rights of the Secured Party under Danish law.


7.       Representations


7.1 Representations by the Pledgor. The Pledgor represents and guarantees to the Secured Party that:


         (a) the Company is a company with limited liability duly incorporated and validly existing under the laws of Denmark, duly registered with the Danish Commerce and Companies Agency under CVR no. 24 24 27 81;


         (b) the Pledgor is the sole legal and beneficial owner of all of the Shares and Share Benefits;


         (c)   the Pledgor is the sole shareholder in the Company;

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         (d)   the  security  created by this Pledge  Agreement  constitute  the legal, valid and binding obligations of the Pledgor enforceable against the Pledgor and the Pledgor's creditors and any other third party in accordance with its terms and create a first priority pledge over the Shares and Share Benefits;


         (e) the Shares, the Share Benefits and any other shares of capital in the Company are fully-paid and non-assessable and are not subject to any encumbrances of any kind whether operating by virtue of contract or law, except for this Pledge Agreement;


         (f) none of the Shares or the Share Benefits are subject to any shareholders agreements or any options, rights of first refusal, pre-emptive rights or any other rights restricting or affecting the voting on or the disposal of the Shares or the Share Benefits, save as set forth in the articles of association of the Company;


         (g) the entering into and performance of this Pledge Agreement and the transactions contemplated hereby do not:


               (i) conflict with any law, regulation or any official or judicial order or decree of any governmental agency or court;


               (ii) contravene the articles of association or any other constitutional documents of the Pledgor or the Company; or


               (iii) conflict with or result in a breach of any agreement or document to which the Pledgor is a party or which is binding upon the Pledgor or any of its assets; and


         (h) all approvals, consents, registrations and other matters required in connection with this Pledge Agreement and the transactions contemplated hereby have been obtained and are in full force and effect.

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8.       Undertakings


8.1 Undertakings by the Pledgor. The Pledgor undertakes towards the Secured Party not without the prior written consent of the Secured Party (such consent not to be unreasonably withheld or delayed if required to give effect to the provisions of the Indenture):


         (a) to sell or otherwise dispose of the Shares or Share Benefits, save as set forth in Clause 3.3;

         (b) to enter into any shareholders' agreement with respect to the Shares or the Share Benefits or to grant or permit to exist, and immediately procure the removal of any option, right of first refusal, pre-emptive rights or any other right restricting or affecting the voting on or the disposal of the Shares or the Share Benefits;

         (c) to amend or permit the amendment of the articles of association of the Company;

         (d) not to do or cause or permit to be done anything which will, or could be reasonably expected to, materially adversely affect the Shares or the Share Benefits, this Pledge Agreement or the rights of the Secured Party hereunder; and

         (e) to agree or permit that any Share Benefits or any other amount shall be paid to or otherwise distributed to the Pledgor or any other party (other than the Secured Party) from the Company if requested by the Secured Party in accordance with Clause 3.3.

8.2 Further undertakings by the Pledgor. The Pledgor further undertakes towards the Secured Party:

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         (a)   to ensure that the Company does not issue any  additional  Shares or Share Benefits unless 65% of such are to the Pledgor and secured under this Pledge Agreement;

         (b) not to do or cause or permit to be done anything which will, or could be reasonably expected to, materially adversely affect the Shares or the Share Benefits, this Pledge Agreement or the rights of the Secured Party hereunder; and

         (c) at its own costs to execute and deliver to the Secured Party such further pledges, transfers, assignments, notices and other documents and do such acts and things which the Secured Party shall request for the purpose of perfecting and protecting this Pledge Agreement and realising the Shares and the Share Benefits including any notices in the event of an assignment of any of the rights of the Secured Party or the Secured Party under this Pledge Agreement.

9.       Costs


9.1 Transaction and enforcement costs. The Pledgor shall pay and, on demand from the Secured Party, indemnify the Secured Party against any stamp duty, registration fees, other duties and fees, taxes, costs, expenses (including legal fees) and liabilities incurred or to be incurred by the Pledgor, the Company or the Secured Party in connection with the negotiation, preparation, execution, amendment, release, protection and/or enforcement or which otherwise arise of this Pledge Agreement.


10.      Miscellaneous


10.1 No implied waivers; cumulative rights; separability; amendments. The rights of the Secured Party under this Agreement:


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         (a)   shall  not be waived  by any  delay in the  exercise  of any such rights unless otherwise expressly stated in writing by the Secured Party;


         (b)   are cumulative and may be exercised as often as necessary;


         (c) are several and the invalidity or unenforceability of any provision shall not affect any other provision under this Pledge Agreement; and


         (d) shall not be amended except with the written consent of the Secured Party.


11.      Assignment


11.1 No assignment by the Pledgor. The Pledgor may not assign or transfer or have assumed any part of its rights and/or obligations under this Pledge Agreement.


11.2 Assignment by the Secured Party. The Secured Party may at any time assign, transfer or have assumed all or part of its rights or obligations under this Pledge Agreement without the consent of the Pledgor, provided that such assignment or transfer is made rateably in connection with an assignment or transfer of the Indenture. Any costs relating to such assignment, transfer or assumption to be paid by the Secured Party.


11.3 Perfection of Assignment. If the Pledgor is notified by the Secured Party of an assignment or transfer by the Secured Party of its rights under the Indenture, the Pledgor shall ensure that as soon as possible after the receipt of such notice:


         (a) the Company shall be notified of such transfer or assignment and sign an acknowledgement of the transfer or assignment in a form acceptable to the Secured Party; and


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         (b)   the  Secured  Party  receives  a  transcript  of the  shareholder register of the Company in which name of the assignee or transferee is recorded as the Secured Party.

12.      Law and Jurisdiction


12.1 Law. This Pledge Agreement shall be governed by and shall be --- construed in accordance with Danish law.


12.2 Main jurisdiction. For the sole benefit of the Secured Party, the Maritime and Commercial Court in Copenhagen (So-og Handelsretten i Kobenhavn) shall have jurisdiction with respect to any dispute arising out of or in connection with this Pledge Agreement and the Pledgor agrees for the benefit of the Secured Party that any legal action or proceedings arising out of or in connection with this Pledge Agreement against the Pledgor or any of its assets may be brought in the said court.


12.3 Alternative jurisdiction. Notwithstanding Clause 12.2, the Secured Party has the right:


         (a) to commence proceedings against the Pledgor or its assets in any jurisdiction; and

         (b)   to  commence  enforcement  proceedings  concurrently  with  or in
               addition  to  proceedings   in  Denmark  or  without   commencing
               proceedings in Denmark.

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Executed by the parties on the date first written above.

As Pledgor,
Kronos International, Inc.:

/s/ Robert D. Hardy
------------------------------------------------
Name:     Robert D. Hardy
Its:      Vice President and Chief Financial Officer


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As Secured Party,
U.S. Bank, N.A.:

/s/ David Pringle
Name:     David Pringle
Its:      Vice President



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